Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Moran and Jeffery G. Hough, and each of them, with full power of substitution and reconstitution and each with full power to act for him and without the other, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Annual Report on Form 10-K has been signed by the following persons in the capacities and on the date indicated.

Date: February 28, 2007	/s/ John V. Moran
John V. Moran
Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 28, 2007	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: February 28, 2007	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman of the Board

Date: February 28, 2007	/s/ Michael D. Feldman
Michael D. Feldman
Executive Vice President and Director

Date: February 28, 2007	/s/ Sheldon L. Glashow
Dr. Sheldon L. Glashow
Director

Date: February 28, 2007	/s/ Scott N. Greenberg
Scott N. Greenberg
Director

Date: February 28, 2007	/s/ Roger Hagengruber
Dr. Roger Hagengruber
Director

Date: February 28, 2007	/s/ Joseph W. Lewis
Joseph W. Lewis
Director

Date: February 28, 2007	/s/ George J. Pedersen
George J. Pedersen
Director

Date: February 28, 2007	/s/ O. Lee Tawes, III
O. Lee Tawes, III
Director

2